UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Pliant Therapeutics, Inc.
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PLIANT THERAPEUTICS, INC.
260 Littlefield Avenue
South San Francisco, CA 94080
NOTICE OF 2021 Annual Meeting OF STOCKHOLDERS
To be held June 29, 2021
Notice is hereby given that the 2021 Annual Meeting of Stockholders, or Annual Meeting, of Pliant Therapeutics, Inc. will be held on Tuesday, June 29, 2021 at 8:30 a.m. Pacific Time. To protect the health and safety of our stockholders, employees, directors and community in light of the COVID-19 pandemic, we have adopted a virtual format for our Annual Meeting. Stockholders may attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/PLRX2021. To join the annual meeting, you will need to have your 16-digit control number, which is included on your notice and your proxy card. The purpose of the Annual Meeting is the following:
1.
To elect three class I directors to our board of directors, to serve until the 2024 Annual Meeting of Stockholders and until their successor has been duly elected and qualified, or until his or her earlier death, resignation, or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
The proposal for the election of directors relates solely to the election of class I directors nominated by the board of directors.
Only Pliant Therapeutics, Inc. stockholders of record at the close of business on April 30, 2021 will be entitled to vote during the Annual Meeting and any adjournment or postponement thereof. To join the annual meeting, you will need to have your 16-digit control number, which is included on your notice and your proxy card. You will not be able to attend the 2021 Annual Meeting in person.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2020 Annual Report to Stockholders, or 2020 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2020 Annual Report. This process allows us to provide our stockholders with necessary information on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
Your vote is important. Whether or not you are able to attend the virtual Annual Meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the virtual Annual Meeting. You may vote by submitting your proxy via the Internet, by telephone, or by mail (if you received paper copies of the proxy materials) by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the virtual Annual Meeting regardless of whether you attend.
On behalf of the Board of Directors, thank you for your participation in this important annual process.
By order of the Board of Directors,

/s/ Mike Ouimette
Mike Ouimette
General Counsel and Corporate Secretary
South San Francisco, CA
April 30, 2021

i

PLIANT THERAPEUTICS, INC.
260 Littlefield Avenue
South San Francisco, CA 94080
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 29, 2021
This proxy statement contains information about the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of Pliant Therapeutics, Inc., which will be held on Tuesday, June 29, 2021 at 8:30 a.m. Pacific Time. To protect the health and safety of our stockholders, employees, directors, and community in light of the COVID-19 pandemic, the 2021 Annual Meeting will be a virtual stockholders meeting held on the Internet at www.virtualshareholdermeeting.com/PLRX2021. The board of directors of Pliant Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Pliant,” “Company,” “we,” “us,” and “our” refer to Pliant Therapeutics, Inc. The mailing address of our principal executive offices is 260 Littlefield Avenue, South San Francisco, CA 94080.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our proxy tabulator written notice to that effect. Such written notice should be delivered by mail to Proxy Tabulator for Pliant Therapeutics, Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2020 available to stockholders on or about April 30, 2021.
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our June 2020 initial public offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1.07 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 29, 2021:

This proxy statement and our 2020 Annual Report to Stockholders are available for viewing, printing, and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Pliant Therapeutics, Inc., 260 Littlefield Avenue, South San Francisco, CA 94080, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at www.sec.gov, or on the Investors & Media section of our website at https://ir.pliantrx.com/.

PLIANT THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2021 Annual Meeting OF STOCKHOLDERS
GENERAL INFORMATION
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 30, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this proxy statement, and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2020 Annual Report to Stockholders, or 2020 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 30, 2021. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2020 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2021 Annual Meeting of Stockholders, this proxy statement and our 2020 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.
Who is soliciting my vote?
Our board of directors is soliciting your vote for the Annual Meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 30, 2021.
How many votes can be cast by all stockholders?
There were 35,879,578 shares of our common stock, par value $0.0001 per share, outstanding on April 30, 2021, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 30, 2021.
Where will the Annual Meeting be held this year?
In light of the recent COVID-19 pandemic and after careful consideration, the board of directors determined to hold a virtual annual meeting this year in order to protect the health and safety of our stockholders, employees, directors and community. There will not be a physical meeting.
We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. In order to attend the virtual Annual Meeting and vote your shares, stockholders of record as of April 30, 2021 can access www.virtualshareholdermeeting.com/PLRX2021.

To join the annual meeting, you will need to have your 16-digit control number, which is included on your notice and your proxy card. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.
We will not charge you for access to the virtual annual meeting, though your internet service provider may charge a fee for network access. Even if you plan to attend the annual meeting virtually, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the annual meeting.
What are the proposals to be voted on this year?
The purpose of the Annual Meeting is the following:
1.
To elect three class I directors to our board of directors, to serve until the 2024 Annual Meeting of Stockholders and until their successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
How do I vote?
If you are a stockholder of record, there are several ways for you to vote your shares.
•
Online during the Annual Meeting. You may vote during the virtual Annual Meeting by following the instructions available at www.virtualshareholdermeeting.com/PLRX2021. If you hold your shares through a bank or broker and wish to vote at the virtual Annual Meeting, you must obtain a valid proxy from the firm that holds your shares. To join the annual meeting, you will need to have your 16-digit control number, which is included on your notice and your proxy card. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.

•
By Internet or Telephone prior to the Annual Meeting. You can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice. In order to be counted, proxies submitted by Internet or by telephone must be received by the cutoff time of 11:59 p.m. Eastern Time on June 28, 2021.

•
By Mail prior to the Annual Meeting. If you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 28, 2021, (2) attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our proxy tabulator prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be delivered by mail to Proxy Tabulator for Pliant Therapeutics, Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote for such proposals, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions to assist us in the distribution of proxy materials. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.
How may stockholders submit matters for consideration at an annual meeting?
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public announcement of the date of such meeting is first made.
In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2022 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 31, 2021. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Note about forward-looking statements
This proxy statement contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding our business strategy and growth plans.
Any forward-looking statements in this proxy statement are based on our current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of the date of this proxy statement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to clinical trial and business interruptions resulting from the COVID-19 outbreak or similar public health crises, including that such interruptions may materially delay our development timeline and/or increase our development costs or that data collection efforts may be impaired or otherwise impacted by such crises, the risk that any one or more of our product candidates will not be successfully developed or commercialized, the risk of cessation or delay of our or our collaborators’ ongoing or planned clinical trials, and risks relating to our capital requirements and needs for additional financing.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS
Our board of directors currently consists of nine members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•	the class I directors are Hoyoung Huh, M.D., Ph.D., Neil Exter, MBA and David Pyott, MA, MBA, and their terms will expire at the Annual Meeting;
•	the class II directors are John Curnutte, M.D., Ph.D., Smital Shah and Charles Homcy, M.D., and their terms will expire at the Annual Meeting of Stockholders to be held in 2022; and
•	the class III directors are Bernard Coulie, M.D., Ph.D., Gayle Crowell and Suzanne Bruhn, Ph.D., and their terms will expire at the Annual Meeting of Stockholders to be held in 2023.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.
Our board of directors has nominated each of Hoyoung Huh, M.D., Ph.D., Neil Exter, MBA, and David Pyott, MA, MBA, for election as the class I directors at the Annual Meeting. The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.
Although we do not have a formal policy with regard to the consideration of diversity in identifying director candidates, overall board diversity of industry background, race and gender is generally among the factors considered. Our priority in selection of board members is identification of members who will further the interests of our stockholders through consideration of a number of facts and circumstances, including among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the board of directors.
Nominees for Election as Class I Directors
The following table and narrative information identifies our nominees for class I directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 1, 2021.
Name	Positions and Offices Held with Pliant	Director Since	Age
Hoyoung Huh, M.D., Ph.D.	Lead Director	2017	51
Neil Exter, MBA	Director	2015	62
David Pyott, MA, MBA	Director	2021	67
Hoyoung Huh, M.D., Ph.D., has served as Lead Director of our board of directors since December 2017. He is the founder of pH Pharma and Healthcare & Humanity Foundation. Dr. Huh was a Managing Director of Konus Advisory Group, Inc. from January 2012 to September 2014. Prior to founding Konus Advisory Group, Inc., Dr. Huh was Chief Executive Officer and Chairman of the board of directors of BiPar Sciences, Inc. from February 2008 until December 2010. In addition, Dr. Huh has been involved in the formation, management and board positions of multiple biotechnology and innovation-based companies. He previously served as the Chairman of the board of directors of Geron Corporation from September 2011 to December 2018, and CytomX Therapeutics, Inc. from February 2012 to December 2018, a member of the board of directors of Rezolute, Inc. (f/k/a AntriaBio, Inc.) from 2013 to January 2019, the Chairman of the board of directors of Epizyme, Inc. from October 2009 to February 2012, and as a member of the board of directors of Facet Biotech Corporation, Nektar Therapeutics, Inc., Addex Therapeutics Ltd. and EOS, S.p.A (Milano, Italy). Earlier in his career, Dr. Huh was a partner at McKinsey & Company. He holds A.B. in Biochemistry from Dartmouth College, an M.D. from

Cornell University Medical College and a Ph.D. in Cell Biology and Genetics from Cornell University Sloan Kettering Institute. We believe Dr. Huh is qualified to serve on our board of directors based on his significant leadership experience in and familiarity with the biopharmaceutical industry.
Neil Exter, MBA, has served as a member of our board of directors since June 2015. He has been a partner at Third Rock Ventures since November 2007. Mr. Exter has more than 30 years of business development, strategy and operating management experience, across the spectrum of emerging and established biotech and technology companies. Prior to joining Third Rock Ventures, Mr. Exter was CBO of Alantos Pharmaceuticals and led the sale of that company to Amgen. Previously, he served as Vice President of Business Development for Millennium Pharmaceuticals. Mr. Exter presently is a board member of Cedilla Therapeutics, Element Science, Goldfinch Bio, Revolution Medicines, Celsius Therapeutics, and Decibel Therapeutics; he previously served as a director of Rhythm Pharmaceuticals, Motus, CytomX and Cibiem. He is a member of the investment committee of the Innovation Research Fund at Partners Healthcare. He holds an MBA as a Baker Scholar from Harvard Business School, an M.S. from Stanford University, and a B.S. from Cornell University. We believe that Mr. Exter’s extensive experience in the life sciences industry as a venture capitalist and senior executive, as well as his service on the boards of directors of numerous biotechnology companies provide him with the qualifications to serve as a director of our company.
David Pyott, MA, MBA, has served as a member of our board of directors since January 2021. He most recently served as chairperson and Chief Executive Officer of Allergan, Inc. Prior to Allergan, he held the role of Head of the Novartis Nutrition Division and served as a member of the Executive Committee of Switzerland-based Novartis AG. He currently serves as a member of the Board of Directors of Alnylam Pharmaceuticals and BioMarin Pharmaceutical, as chairperson of Bioniz Therapeutics, Inc., a private biotechnology company, and is a member of the Supervisory Board of Royal Philips in the Netherlands, a public diversified health technology company. He serves as deputy chairperson of the Governing Board of the London Business School, a Trustee of the California Institute of Technology and President of the Ophthalmology Foundation. He holds a Diploma in International and European Law from the Europa Institute at the University of Amsterdam, an Honorary Degree in Medicine and a Master of Arts degree from the University of Edinburgh, and a Master of Business Administration degree from the London Business School. We believe Mr. Pyott is qualified to serve on our board of directors due to his extensive experience in the life sciences industry.
The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.
The board of directors recommends voting “FOR” the election of Hoyoung Huh, M.D., Ph.D., Neil Exter, MBA, and David Pyott, MA, MBA, as the class I directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2024.
Directors Continuing in Office
The following table and narrative information identifies our directors continuing in office, and sets forth their principal occupation and business experience during the last five years and their ages as of April 1, 2021.
Name	Positions and Offices Held with Pliant	Director Since	Class and Year in Which Term Will Expire	Age
John Curnutte, M.D., Ph.D.	Director	2017	Class II—2022	69
Smital Shah	Director	2019	Class II—2022	44
Charles Homcy, M.D.	Director	2015	Class II—2022	72
Bernard Coulie, M.D., Ph.D.	President, Chief Executive Officer and Director	2016	Class III—2023	55
Gayle Crowell	Director	2019	Class III—2023	70
Suzanne Bruhn, Ph.D.	Director	2016	Class III—2023	57
Class II Directors (Terms Expire at 2022 Annual Meeting)
John Curnutte, M.D., Ph.D., has served as a member of our board of directors since August 2017. From February 2011 through his retirement in May 2019, Dr. Curnutte served as Executive Vice President of Research and Development at Portola Pharmaceuticals, Inc., a biopharmaceutical company developing product candidates for thrombosis and other hematologic diseases. He remains as a consultant to Portola/Alexion. Prior to that, Dr. Curnutte served as the Chief Executive Officer of 3-V Biosciences, Inc., a biotechnology company. Earlier in his career, he served as a President of Schering-Plough Biopharma and previously held several senior management positions at Genentech, Inc., a biotechnology company. Prior to Genentech, Dr. Curnutte was a tenured faculty member at The Scripps Research Institute, pursuing basic and clinical research in inflammation biochemistry and the molecular genetics of congenital immune deficiencies. He was an adjunct clinical professor of pediatrics at Stanford University School of Medicine and a member of the medical staff from 1993 to 2013. From May 2015 to June 2016, Dr. Curnutte served as a member of the board of directors of Diadexus, Inc., a cardiovascular diagnostics company. Since August 2019, he has served as a member of the board of directors of Orchard Therapeutics, a company focused on hematopoietic stem cell gene therapy. Dr. Curnutte holds a B.S. in Biochemistry and Molecular Biology from Harvard University and an M.D. and a Ph.D. in Biological Chemistry from Harvard Medical School. We believe Dr. Curnutte is qualified to serve on our board of directors based on his extensive experience in the biopharmaceutical industry, including his operational experience in drug discovery and development.
Smital Shah, has served as a member of our board of directors since March 2019. Since October 2014, Ms. Shah has served in roles of increasing responsibility at ProQR Therapeutics NV, a rare disease company, including as Chief Financial Officer and most recently as Chief Business and Financial Officer. Previously, Ms. Shah managed the multi-billion-dollar debt, cash and investment portfolios of Gilead Sciences, Inc. Prior to Gilead, she was an investment banker at Leerink Partners and JP Morgan focused on capital raising and strategic transactions in the biotechnology space. Previously, Ms. Shah held various research and development roles at Johnson & Johnson Company. She holds a B.S. in Chemical Engineering from the University of Mumbai, a M.S. in Chemical Engineering from Virginia Tech and an MBA from the University of California, Berkeley Haas School of Business. We believe Ms. Shah is qualified to serve on our board of directors due to her extensive experience in the life sciences industry and her leadership experience as a senior financial executive.
Charles Homcy, M.D., has served as a member of our board of directors since July 2015 and is a cofounder of our company. Dr. Homcy is also a cofounder of BridgeBio Pharma, Inc., and has served as a director there since November 2018, Chairman of Pharmaceuticals since February 2019, and lead director since February 2020. Dr. Homcy joined Third Rock Ventures, a venture capital firm in 2010, where he was a partner until October 2019 and now serves in an advisory capacity. In 2003, he co-founded Portola Pharmaceuticals, a clinical biotechnology company, and he served as president and chief executive officer until 2010. Prior to that, Dr. Homcy served as the president of research and development at Millennium Pharmaceuticals, Inc. a biopharmaceutical company, following its acquisition of COR Therapeutics, Inc. in 2002. He joined COR Therapeutics, Inc., a biopharmaceutical company, in 1995 as executive vice president of research and development, and he served as a director of the company from 1998 to 2002. He was previously president of the medical research division of American Cyanamid-Lederle Laboratories. Dr. Homcy was a clinical professor of medicine at the University of California, San Francisco Medical School, and attending physician at the San Francisco Veterans Affairs Hospital from 1997 to 2008. He was previously a member of the Cardiac Unit of the Massachusetts General Hospital and an Associate Professor of Medicine at Harvard Medical School. Dr. Homcy holds a B.A. and an M.D. from Johns Hopkins University and currently serves on its board of trustees. Dr. Homcy is a cofounder of multiple biotechnology companies including Global Blood Therapeutics, MyoKardia, Relay Therapeutics, Goldfinch, Pliant, Ambys Medicines, and Maze Therapeutics. We believe Dr. Homcy is qualified to serve on our board of directors based on his significant experience building and leading successful biotechnology companies and his scientific expertise.
Class III Directors (Terms Expire at 2023 Annual Meeting)
Bernard Coulie, M.D., Ph.D., MBA, has served as our Chief Executive Officer and as a Director since February 2016. Prior to joining Pliant, Dr. Coulie cofounded ActoGeniX N.V., a biopharmaceutical company, and held roles of increasing responsibility there, including as Vice President R&D, Chief Medical Officer, and Chief Executive Officer, from September 2006 until February 2015, when it was acquired by Intrexon Corporation. Prior to cofounding ActoGeniX, Dr. Coulie held various positions with increasing responsibilities in drug discovery and clinical development at Johnson & Johnson Pharmaceutical Research and Development Europe. Dr. Coulie previously served as a director of ActoGeniX from April 2010 until February 2015, Biogazelle N.V. from July 2015 until November 2018, Myoscience from June 2016 until March 2019. Dr. Coulie is currently serving as a director and Chairman of Calypso BV. Dr. Coulie holds an M.D. and Ph.D. from the University of

Leuven, Belgium and an MBA from the Vlerick Management School, Leuven, Belgium. We believe that Dr. Coulie is qualified to serve on our board of directors based on our review of his experience and expertise in operations management and executive leadership at various biopharmaceutical companies.
Gayle Crowell, has served as a member of our board of directors since December 2019. Ms. Crowell serves as a member of the board of directors of Envestnet, Inc., a role she has held since March 2016. Prior to that she served as lead independent director of Yodlee, Inc. from March 2014 and as a member of the Yodlee, Inc. board of directors from July 2002 until November 19, 2015, when Yodlee, Inc. was acquired by Envestnet. Ms. Crowell served as an operational business consultant for Warburg Pincus LLC, a private equity firm, from June 2001 to January 2019. From January 2000 to June 2001, Ms. Crowell served as president of Epiphany, Inc., a developer of customer relationship management software which was acquired by SSA Global Technologies, Inc. in September 2005. Ms. Crowell also currently serves on the board of directors of Hercules Technology Growth Capital since February 4, 2019, GTreasury, a treasury and risk management platform provider, since April 14, 2021, and ResMan, a property management SaaS platform provider, since August 2020. Ms. Crowell has extensive director experience as a public and private board member, having served as a chairperson, lead director or independent director for over twenty five public and private corporations driving value creation at the highest level for customers, employees and shareholders alike. Ms. Crowell is also currently the chair of the compensation committee for Hercules Technology Growth Capital, the compliance and info security committee for Envestnet and our own nominating and governance committee. Ms. Crowell also serves on our audit committee and on the compensation and nominating and governance committee at Envestnet. Ms. Crowell received an undergraduate degree in education from the University of Nevada at Reno. We believe Ms. Crowell is qualified to serve on our board of directors based on her extensive leadership experience as a board member and senior executive of other private and public companies.
Suzanne Bruhn, Ph.D., has served as a member of our board of directors since July 2016. Dr. Bruhn currently serves as President and Chief Executive Officer of Tiaki Therapeutics, a preclinical biotechnology company, since May 2019. Prior to that, Dr. Bruhn served as President and Chief Executive Officer of Proclara Biosciences, Inc, a clinical-stage biotechnology company, from April 2017 until September 2018. Prior to Proclara, Dr. Bruhn served as President and Chief Executive Officer of Promedior, Inc., a private clinical-stage biotech company developing targeted therapies to treat diseases involving fibrosis, from May 2012 until November 2015. She currently also serves on the board of directors of Travere Therapeutics, Inc., a publicly traded pharmaceutical company, from April 2020, and Cerecor Inc., a publicly traded pharmaceutical company, from April 2020. She previously served as a member of the board of directors of Aeglea BioTherapeutics, Inc, a publicly traded biotherapeutics company, from February 2017 through August 2020, Novelion Therapeutics, Inc, a publicly traded pharmaceutical company, from October 2017 through January 2020, and Raptor Pharmaceuticals Corp., a publicly traded pharmaceutical company, from April 2011 until it was acquired by Horizon Pharma plc in October 2016. She holds a B.S. in Chemistry from Iowa State University and a Ph.D. in Chemistry from Massachusetts Institute of Technology and completed her postdoctoral fellowship in the department of human genetics at Harvard Medical School. We believe Dr. Bruhn is qualified to serve on our board of directors based on her extensive expertise and experience in the biopharmaceutical industry, including her expertise in the development of treatments for rare diseases and diseases involving fibrosis.
Executive Officers Who Are Not Directors
The following table identifies our executive officers who are not directors and sets forth their current positions at the Company and their ages as of April 1, 2021.
Name	Position Held with Pliant	Officer Since	Age
Keith Cummings, M.D., MBA	Chief Financial Officer	2018	44
Barbara Howes, MBA	Chief Human Resource Officer	2019	56
Hans Hull, J.D.	Chief Business Officer	2016	46
Éric Lefebvre, M.D.	Chief Medical Officer	2018	57
Mike Ouimette, J.D.	General Counsel & Corporate Secretary	2020	48
Keith Cummings, M.D., MBA, has served as our Chief Financial Officer since December 2018. Prior to joining Pliant, Dr. Cummings served as a Director in the Investment Banking Healthcare Group at Citigroup Global Markets from September 2014 until December 2018. Prior to joining Citigroup, Dr. Cummings worked at

Lehman Brothers and, subsequently, at Barclays Investment Bank from August 2009 to September 2014, where he served as a vice president of investment banking. He holds a B.S. in Biochemistry from North Carolina State University, an MBA from Duke University’s Fuqua School of Business and an M.D. from Duke University School of Medicine.
Barbara Howes, MBA, has served as our Chief Human Resource Officer since May 2019. Prior to joining Pliant, Ms. Howes worked full time in consulting from October 2014 where she served as the interim Head of Human Resources for several biotechnology companies, including Pliant prior to joining us full time. Ms. Howes has over 20 years’ experience designing and delivering creative and impactful human resources, leadership development and change management solutions with a focus on optimizing organizational performance in the areas of innovation, collaboration, culture, and strategy. Prior to founding her consulting practice in October 2014, Ms. Howes led the executive and organization development, career & learning, diversity, and workforce research teams at Genentech from June 2008 through October 2014. Prior to joining Genentech, Ms. Howes spent 12 years at The Walt Disney Company, where she held various development positions at The Disney Stores, Walt Disney Imagineering, and Corporate. She holds a B.A. in Liberal Arts from Mount Saint Mary’s College and an MBA with an emphasis in Organizational Behavior from California Lutheran University.
Hans Hull, J.D., has served as our Chief Business Officer since March 2016. Prior to joining Pliant, Mr. Hull held roles of increasing responsibility at Avalanche Biotechnologies, Inc., a biopharmaceutical company, from March 2011 until December 2015, including Vice President, Legal and Corporate Development, then Senior Vice President, Business Operations, and interim President, and then Chief Executive Officer. Prior to Avalanche, from May 2008 to December 2011, he served as a legal and business development consultant for life sciences companies, including Second Genome, a biotechnology company, and Aprecia Pharmaceuticals. Mr. Hull was also the Vice President and General Manager and then Chief Executive Officer of Orthobond Corporation, a medical device startup from March 2005 to April 2008. Mr. Hull also had an earlier career as an intellectual property attorney at Heller Ehrman LLP and life science consultant at ZS Associates. He holds an A.B. in Chemistry from Princeton University and a J.D. from the University of California, Berkeley.
Éric Lefebvre, M.D., has served as our Chief Medical Officer since May 2018. Prior to joining us, Dr. Lefebvre served as the Vice President of Allergan plc, a global pharmaceutical company, from November 2016 until April 2018. Prior to Allergan, Dr. Lefebvre served as Chief Medical Officer of Tobira Therapeutics, Inc., a clinical-stage biopharmaceutical company, from January 2012 until November 2016. Dr. Lefebvre also led global clinical development and global medical affairs at Janssen Pharmaceuticals for 10 years prior to starting his pharmaceutical career at GlaxoSmithKline Canada. This was preceded by 15 years of providing primary care at Clinique Medicale L’Actuel in Montreal, Canada. He holds a B.S. in Health Sciences from Edouard-Montpetit College and an M.D. from the University of Montreal.
Mike Ouimette, J.D., has served as our General Counsel and Corporate Secretary since October 2020. Prior to joining us, Mr. Ouimette served at Portola Pharmaceuticals from 2014 to 2018, most recently as its Vice President and Assistant Secretary, Legal. His prior roles include Senior Corporate Counsel and Assistant Secretary of Onyx Pharmaceuticals, and Partner at the law firm of Pillsbury Winthrop Shaw Pittman LLP. Mr. Ouimette received his J.D. from the University of California, Los Angeles School of Law, and A.B. from the University of California, Davis.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS PLIANT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2021
Pliant’s stockholders are being asked to ratify the appointment by the Audit Committee of the board of directors of Deloitte & Touche LLP as Pliant’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Deloitte & Touche LLP has served as Pliant’s independent registered public accounting firm since 2018.
The Audit Committee is solely responsible for selecting Pliant’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint Deloitte & Touche LLP as Pliant’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Pliant and its stockholders.
A representative of Deloitte & Touche LLP is expected to be present at the virtual Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Deloitte & Touche LLP during the years ended December 31, 2019 and December 31, 2020.
	2019	2020
Audit fees(1)	$1,940,500	$1,110,931
Audit-related fees	—	—
Tax fees	—	—
All other fees	1,895	1,895
Total fees	$1,942,395	$1,112,826
(1)
Audit fees consist of fees for professional services provided by Deloitte & Touche LLP for the audit of our annual financial statements, the review of interim consolidated financial statements and consultations on accounting matters directly related to the audit, and comfort letters, consents, and assistance with and review of documents filed with the SEC.

Audit Committee Pre-approval Policy and Procedures
Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee, or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
During our 2020 and 2019 fiscal years, no services were provided to us by Deloitte & Touche LLP other than in accordance with the pre-approval policies and procedures described above.
The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as Pliant’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

CORPORATE GOVERNANCE
Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board. The qualifications, qualities, and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:
•	The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.
•	The nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition.
•	The nominee shall be well regarded in the community and shall have a long-term reputation for the high ethical and moral standards.
•	The nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve.
•	To the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Pliant Therapeutics, Inc., 260 Littlefield Avenue, South San Francisco, CA 94080, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.
Director Independence
In accordance with applicable listing standards of Nasdaq Stock Market LLC, or Nasdaq, our board of directors has determined that all members of the board of directors, except Dr. Coulie, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Coulie is not an independent director under these rules because he is an executive officer of the Company. Our board of directors additionally evaluates the members of our Audit Committee and Compensation Committee under the criteria described in Rule 10A-3 and 10C-1, respectively, under the Exchange Act.
Board Committees
Our board of directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Research and Development Committee. Each of the Audit Committee,

Compensation Committee and Nominating and Corporate Governance Committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Neither the SEC nor Nasdaq have established any standards applicable to the charter of our Research and Development Committee. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of our Committees is posted on the Investors & Media section of our website, https://pliantrx.com/.
Audit Committee
Smital Shah, Gayle Crowell and David Pyott, MA, MBA, currently serve on the audit committee, which is chaired by Smital Shah. Our board of directors has determined that each of the members of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated each of Ms. Shah and Mr. Pyott as an “audit committee financial expert,” as defined under the applicable Nasdaq rules. The audit committee’s responsibilities include:
•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing material related person transactions for potential conflict of interest situations and approving such transactions; and
•
at least annually, review and reassess the adequacy of the audit committee charter and recommend to the board of directors any amendments or modifications to the charter that the audit committee deems appropriate.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

Compensation Committee
Suzanne Bruhn, Ph.D., John Curnutte, M.D., Ph.D., Neil Exter, MBA, and David Pyott, MA, MBA, currently serve on the compensation committee, which is chaired by Suzanne Bruhn, Ph.D. For 2021, our board of directors has determined that each of the members of the compensation committee is “independent” as defined in the applicable Nasdaq rules. For 2020, Mr. Exter had not been deemed “independent” for compensation committee purposes and we have relied on the phase-in schedules set forth in Nasdaq listing rule 5615(b)(1) with respect to Mr. Exter’s service on the compensation committee in 2020. The compensation committee’s responsibilities include:
•	reviewing on a periodic basis the operation of our executive compensation programs to determine whether they remain supportive of our business objectives;
•	reviewing the performance of our Chief Executive Officer and approving the compensation of our Chief Executive Officer;
•	reviewing the performance of our other executive officers, and approving the compensation of our other executive officers;
•	overseeing and administering our compensation and similar plans;
•	reviewing and approving structures and guidelines for various incentive compensation and benefit plans;
•	reviewing and recommending to the board of directors the compensation of our outside directors;
•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement;
•
reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters, which advisors assist our management, the compensation committee and our board of directors (as applicable) in reviewing and setting compensation for our personnel; and

•
at least annually, review and reassess the adequacy of the compensation committee charter and recommend to the board of directors any amendments or modifications to the charter that the compensation committee deems appropriate.

Nominating and Corporate Governance Committee
Gayle Crowell, Hoyoung Huh, M.D., Ph.D., and Suzanne Bruhn, Ph.D. currently serve on the nominating and corporate governance committee, which is chaired by Gayle Crowell. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. The nominating and corporate governance committee’s responsibilities include:
•	developing and recommending to the board of directors criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the board of directors;
•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines;
•	overseeing the evaluation of our board of directors; and
•
at least annually, review and reassess the adequacy of the nominating and corporate governance committee charter and recommend to the board of directors any amendments or modifications to the charter that the nominating and corporate governance committee deems appropriate.

The Nominating and Corporate Governance Committee considers candidates for board of director membership suggested by its members and the chief executive officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”
Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.
Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Research and Development Committee
In addition to our three standing committees of the board of directors described above, we have also established a research and development committee. John Curnutte, M.D., Ph.D. and Charles Homcy, M.D. serve on the research and development committee, which is chaired by John Curnutte, M.D., Ph.D. The purpose of the research and development committee is to assist us in evaluating research and development issues and decisions and to provide to the Board a detailed perspective on research and development efforts. The Research and Development Committee operates in an advisory capacity and the Board has not delegated any of its decision-making authority to this Committee. The research and development committee’s responsibilities include:
•
at least annually, providing feedback and analysis to our management and personnel and assist our board of directors regarding its oversight of, pre-clinical and clinical decision-making through a series of periodic pipeline reviews and in-depth assessments of select project strategies and plans;

•	reviewing, evaluating and advising the board of directors regarding our progress in achieving our short-term and long-term strategic research and development goals and objectives;
•	reviewing, evaluating and advising the board of directors regarding the quality, direction and competitiveness of our research and development programs;
•	providing recommendations regarding key discovery and development strategies to align with our business needs; and
•
providing assistance to the compensation committee and the board of directors in assessing the capabilities of and evaluating the performance of our key scientific and technical personnel, and the depth and breadth of our scientific resources; and

•
at least annually, review and reassess the adequacy of the research and development committee charter and recommend to the board of directors any amendments or modifications to the charter that the research and development committee deems appropriate.

Board and Committee Meetings Attendance
The full board of directors met 8 times during 2020. During 2020, (i) Smital Shah, Suzanne Bruhn, Ph.D. and Gayle Crowell served as members of the Audit Committee, (ii) Suzanne Bruhn, Ph.D., John Curnutte, M.D., Ph.D., Neil Exter, MBA, served as members of the Compensation Committee and (iii) Gayle Crowell, Hoyoung Huh, M.D., Ph.D., and Charles Homcy, M.D. served as members of the Nominating and Corporate Governance Committee. During 2020, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).
Policy on Trading, Pledging and Hedging of Company Stock
Our insider trading policy expressly prohibits our executive officers, directors and designated employees and consultants from engaging in certain prohibited transactions, including short sales, purchases or sales of derivative securities or hedging transactions, the use of our securities as collateral in a margin account, and pledging of our securities.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Investors & Media–Corporate Governance section of our website, which is located at https://pliantrx.com/. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board Leadership Structure and Board’s Role in Risk Oversight
Hoyoung Huh, M.D., Ph.D. is our current Lead Director and Bernard Coulie, M.D., Ph.D. is our current Chief Executive Officer, hence the roles of Lead Director or Chairman and the Chief Executive Officer and president are separated. We believe that separating these positions allows our Chief Executive Officer to focus on setting the overall strategic direction of the company, expanding the organization to deliver on our strategy and overseeing our day-to-day business, while allowing a lead director of the board to lead the board of directors in its fundamental role of providing strategic advice. Our board of directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our lead director, particularly as the board of directors’ oversight responsibilities continue to grow. While our amended and restated by-laws and corporate governance guidelines do not require that our lead director and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed in the filings we make with the SEC. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Pliant
Any interested party with concerns about our Company may report such concerns to the board of directors or the lead director of our board of directors and Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o Pliant Therapeutics, Inc.
260 Littlefield Avenue
South San Francisco, CA 94080
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to Pliant’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Pliant’s legal counsel, with independent advisors, with non-management directors, or with Pliant’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Pliant regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Pliant has also established a toll-free telephone number for the reporting of such activity, which is (855) 722-2298.
Board and Committee Evaluations
The Nominating and Corporate Governance Committee oversees the annual board and committee evaluation process. Generally, the board and each committee conduct self-evaluations through a variety of means, such as written questionnaires or interviews completed by each director and committee member. The anonymous responses are summarized and provided to the board and each committee at their next meetings in order to facilitate an examination and discussion by the board and each committee of the effectiveness of the board and committees, board and committee structure and dynamics, and areas for possible improvement. The Nominating and Corporate Governance Committee establishes the board and committee evaluation process each year and may determine to use an independent third party evaluation process from time to time in the future.

Director Compensation
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the fiscal year ended December 31, 2020. Dr. Coulie, who is our Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Dr. Coulie, as a named executive officer of our company, is presented in “Executive Compensation—2020 Summary Compensation Table”. David Pyott, MA, MBA joined our board of directors in January 2021 and did not receive any board fees nor did he hold any outstanding equity awards as of December 31, 2020.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Suzanne Bruhn, Ph.D.(2)	45,625	75,662	—	121,287
John Curnutte, M.D., Ph.D.(3)	42,250	68,779	—	111,029
Neil Exter, MBA(4)	30,000	99,561	—	129,561
Charles Homcy, M.D.(5)	32,250	218,131	—	250,381
Hoyoung Huh, M.D., Ph.D.(6)	54,750	—	—	54,750
Gayle Crowell(7)	41,125	94,770	—	135,895
Smital Shah(8)	43,750	55,881	—	99,631
(1)
The amounts reported represent the aggregate grant date fair value of the stock option awards granted to the non-employee directors in the fiscal year ended December 31, 2020, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock option awards reported in this column are set forth in note 11 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2020. The amounts reported in this column reflect the accounting cost for these stock option awards and do not correspond to the actual economic value that may be received by the non-employee directors upon the vesting of the stock option awards or any sale of the underlying shares of common stock.

(2)	As of December 31, 2020, Dr. Bruhn held options to purchase 21,062 shares of our common stock.
(3)	As of December 31, 2020, Dr. Curnutte held 3,148 shares of restricted stock and options to purchase 21,068 shares of our common stock.
(4)	As of December 31, 2020, Mr. Exter held options to purchase 26,573 shares of our common stock.
(5)	As of December 31, 2020, Dr. Homcy held options to purchase 51,756 shares of our common stock.
(6)	As of December 31, 2020, pH Pharma Co. Ltd., or pH Pharma held 239,619 shares of restricted stock. Dr. Huh has a majority ownership in pH Pharma and has voting power over the shares.
(7)	As of December 31, 2020, Ms. Crowell held options to purchase 25,174 shares of our common stock.
(8)	As of December 31, 2020, Ms. Shah held options to purchase 39,481 shares of our common stock.
Non-Employee Director Compensation Policy
In connection with our initial public offering, our board of directors adopted a non-employee director compensation policy. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, our non-employee directors will be eligible to receive cash retainers (which will be prorated for partial years of service) and equity awards as set forth below:
Annual Retainer for Board Membership
Annual service on the board of directors	$35,000
Additional retainer for annual service as non-executive chairperson or lead director of the board of directors	$30,000
Additional Annual Retainer for Committee Membership
Annual service as audit committee chairperson	$15,000
Annual service as member of the audit committee (other than chair)	$7,500
Annual service as compensation committee chairperson	$10,000
Annual service as member of the compensation committee (other than chair)	$5,000
Annual service as nominating and corporate governance committee chairperson	$8,000
Annual service as member of the nominating and corporate governance committee (other than chair)	$4,000
Annual service as research and development committee chairperson	$8,000
Annual service as member of the research and development committee (other than chair)	$4,000

In addition, our policy provides that, upon initial election or appointment to our board of directors, each new non-employee director will be granted a one-time grant of a non-statutory stock option to purchase 26,573 shares of our common stock on the date of such director’s election or appointment to the board of directors, or the Director Initial Grant. The Director Initial Grant will vest in substantially equal monthly installments over three years. On the date of each annual meeting of stockholders of our company, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of a non-statutory stock option to purchase 13,286 shares of common stock, or the Director Annual Grant. The Director Annual Grant will vest in equal quarterly installments over one year and will vest in full on the earlier of the one-year anniversary of the grant date or on the date of our next annual meeting of stockholders. The Director Initial Grant and Director Annual Grant are subject to full acceleration vesting upon the sale of our company.
The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year (the value of equity compensation based on the grant date fair value thereof).
We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.
Employee directors will receive no additional compensation for their service as a director.
Executive Compensation
The compensation provided to our named executive officers for the fiscal year ended December 31, 2020 is detailed in the 2020 Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers for the fiscal year ended December 31, 2020, which consists of our Chief Executive Officer and our two most highly compensated individuals (other than our Chief Executive Officer) who were serving as executive officers on December 31, 2020, are:
•	Bernard J. Coulie, M.D., Ph.D., our Chief Executive Officer;
•	Éric Lefebvre, M.D., our Chief Medical Officer; and
•	Hans Hull, J.D., our Chief Business Officer.
2020 Summary Compensation Table
The following table provides information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for the fiscal year ended December 31, 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Bernard J. Coulie, M.D., Ph.D. Chief Executive Officer	2020	499,037	—	1,496,556	351,000	45,229(3)	2,391,822
	2019	428,108	2,000	1,673,280	219,193	49,905	2,372,486
Éric Lefebvre, M.D. Chief Medical Officer	2020	425,462	—	288,633	209,176	11,400(4)	874,670
Hans Hull, J.D. Chief Business Officer	2020	372,491	—	279,025	176,951	11,400(4)	839,867
	2019	355,137	75,000	268,560	136,369	11,200	846,266
(1)
The amounts reported represent the aggregate grant date fair value of the stock option awards granted to our named executive officers during the 2020 and 2019 fiscal years, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock option awards reported in this column are set forth in note 11 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2020. The amounts reported in this column reflect the accounting cost for these stock option awards and do not correspond to the actual economic value that may be received by our named executive officers upon the exercise of the stock option awards or any sale of the underlying shares of common stock. For Mr. Hull, the grant date fair value of his performance-based stock option award during the 2019 fiscal year is reported based on the probable outcome of the applicable performance metrics and the grant date fair value of such performance-based stock option award, based on maximum level of achievement of the applicable performance metrics, is $178,920.
(2)
Represents cash amounts earned by our named executive officers under our short-term incentive program, based on the Company’s achievement of certain corporate performance goals and the named executive officers’ individual performance during the 2020 and 2019 fiscal years.

(3)
The amounts reported represents $11,400 for matching contributions made by the Company under its 401(k) plan, $20,000 for travel reimbursements, and $13,829 for tax gross-ups paid by the Company for such travel reimbursements.

(4)	The amount reported represents the total matching contributions made by the Company under its 401(k) plan.
Narrative to Summary Compensation Table
Base Salaries
From January 1, 2020 until our initial public offering in June 2020, the base salaries for Dr. Coulie, Dr. Lefebvre and Mr. Hull were $445,232, $402,502 and $369,342, respectively and from our initial public offering until December 31, 2020, the base salaries for Dr. Coulie, Dr. Lefebvre and Mr. Hull were increased to $540,000, $442,700 and $374,500, respectively.
Annual Bonuses
During the fiscal year ended December 31, 2020, our named executive officers were eligible to participate in the Company’s short-term incentive program, pursuant to which each was eligible to earn an annual bonus based on the achievement of certain Company performance objectives and individual performance. For the fiscal year ended December 31, 2020, the target annual bonuses for Drs. Coulie and Lefebvre and Mr. Hull were 50%, 35% and 35%, respectively, of the applicable named executive officer’s annual base salary.
Equity Compensation
During the fiscal year ended December 31, 2020, we granted stock option awards to each of our named executive officers, as described in more detail in the “Outstanding Equity Awards at Fiscal 2020 Year-End” table.
Perquisites
We generally do not provide perquisites to our employees, other than travel reimbursements and related tax gross ups to Dr. Coulie.
Executive Employment Arrangements
We initially entered into an offer letter with each of the named executive officers in connection with his employment with us, which set forth the terms and conditions of his employment. Each named executive officer also entered into our standard confidentiality and inventions assignment agreement.
Offer Letters in Place During the Fiscal Year Ended December 31, 2020 for Our Named Executive Officers
Bernard Coulie, M.D., Ph.D.
On October 12, 2015, we entered into an offer letter with Dr. Coulie, who currently serves as our Chief Executive Officer. The offer letter provides for Dr. Coulie’s at-will employment and set forth his initial annual base salary, initial target annual bonus opportunity, a sign-on bonus, annual travel reimbursements of up to $20,000 and an initial restricted stock grant, as well as his eligibility to participate in our employee benefit plans generally. Dr. Coulie’s offer letter also provides that, in the event of a termination of his employment by the Company without “cause” (as defined in Dr. Coulie’s offer letter) and other than for death or disability, subject to Dr. Coulie’s execution of an effective release of claims in favor of the Company and his continued compliance with all legal and contractual obligations to the Company, Dr. Coulie will be entitled to a severance benefit in the form of a lump sum payment equal to six months of his then-base salary. Dr. Coulie is subject to our standard confidential information and inventions assignment agreement.
Éric Lefebvre
On February 27, 2018, we entered into an offer letter with Dr. Lefebvre, who currently serves as our Chief Medical Officer. The offer letter provides for Dr. Lefebvre’s at-will employment and set forth his initial annual base salary, initial target annual bonus opportunity, a sign-on bonus, initial restricted stock grants, as well as his eligibility to participate in our employee benefit plans generally. Dr. Lefebvre’s offer letter also provides that, in the event of a termination of his employment by the Company without “cause” (as defined in Dr. Lefebvre’s offer letter) and other than for death or disability, subject to Dr. Lefebvre’s execution of an effective release of claims in favor of the Company and his continued compliance with all legal and contractual obligations to the Company, Dr. Lefebvre will be entitled to a severance benefit in the form of a lump sum payment equal to six months of his then-base salary. Dr. Lefebvre is subject to our standard confidential information and inventions assignment agreement.
Hans Hull, J.D.
On February 10, 2016, we entered into an offer letter with Mr. Hull, who currently serves as our Chief Business Officer. The offer letter provides for Mr. Hull’s at-will employment and set forth his initial annual base salary, initial target annual bonus opportunity, and an initial restricted stock grant, as well as his eligibility to participate in our employee benefit plans generally. Mr. Hull’s offer letter also provides that, in the event of a termination of his employment by the Company without “cause” (as defined in Mr. Hull’s offer letter) and other than for death or disability, subject to Mr. Hull’s execution of an effective release of claims in favor of the Company and his continued compliance with all legal and contractual obligations to the Company, Mr. Hull will be entitled to a severance benefit in the form of a lump sum payment equal to six months of his then-base salary. Mr. Hull is subject to our standard confidential information and inventions assignment agreement.
Executive Severance Plan
During 2020, our board of directors adopted an Executive Severance Plan, or the Severance Plan, in which our named executive officers, and certain other executives, will participate. The benefits provided in the Severance Plan replaced any severance for which our named executive officers may be eligible under their existing offer letters or other agreements or arrangements, except to the extent such offer letters or other agreements, or arrangements provide for greater benefits; provided, that, the defined terms in the Severance Plan supersede the corresponding defined terms or other similar terms in such offer letter or other agreements or arrangements.
The Severance Plan provides that upon a termination by us for any reason other than for “cause,” as defined in the Severance Plan, death or “disability,” as defined in the Severance Plan, outside of the change in control period (i.e., the period of one year after a “change in control,” as defined in the Severance Plan), an eligible participant will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (i) 12 months of “base salary” (i.e., the higher of the annual base salary in effect immediately prior to the date of termination or the annual base salary in effect for the year immediately prior to the year in which the date of termination occurs) for our Chief Executive Officer and nine months of base salary for the other named executive officers, (ii) an amount equal to the named executive officer’s target annual bonus in effect immediately prior to the date of termination, pro-rated for the number of days employed during the year of termination, and (iii) an amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the named executive officer if he had remained employed by us for up to 12 months for our Chief Executive Officer and nine months for our other named executive officers. The payments under (i), (ii) and (iii) will be paid in substantially equal installments in accordance with our payroll practice over 12 months for our Chief Executive Officer and nine months for our other named executive officers.
The Severance Plan also provides that upon a (A) termination by us other than for cause, death or disability or (B) resignation for “good reason,” as defined in the Severance Plan, in each case within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (I) a lump sum amount equal to 150% of the base salary and 150% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for our Chief Executive Officer and 100% of the base salary and 100% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for our other named executive officers (II) a lump sum amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the participant if the applicable named executive officer had remained employed by us for 18 months for our Chief Executive Officer and 12 months for our other named executive officers and (III) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that the performance conditions applicable to any outstanding and unvested equity awards subject to performance-based vesting will be deemed satisfied at the target level specified in the terms of the applicable award agreement.
The payments and benefits provided under the Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the participant.
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2020:
			Option Awards(1)					Stock Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)(2)
Bernard Coulie, M.D., Ph.D.	2/8/18	3/1/18	—	—	—	—	—	19,669(3)	446,880
	1/24/19	1/24/19	139,421	203,959(4)	—	$2.08	1/23/29
	3/31/20	1/1/20	70,144	306,579(4)	—	$6.22	3/30/30
Éric Lefebvre, M.D.	5/17/18	5/17/18	—	—	—	—	—	52,998(3)	1,204,115
	1/24/19	1/24/19	30,158	32,779(4)	—	$2.08	1/23/29
	3/31/20	1/1/20	10,809	46,837(4)	—	$6.22	3/30/30
Hans Hull, J.D	2/8/18	3/1/18	—	—	—	—	—	3,279(3)	74,499
	1/24/19	1/24/19	48,510	10,927(4)	—	$2.08	1/23/29
	3/31/20	1/1/20	13,193	57,159(4)	—	$6.22	3/30/30
(1)
Each equity award is subject to the terms of our 2015 Plan and certain acceleration of vesting provisions under the Executive Severance Plan (as well as the acceleration of vesting provisions described below).

(2)	Based on the closing price of a share of our common stock on 12/31/20, which was $22.72.
(3)
Twenty-five percent of the shares vest on the first anniversary of the vesting commencement date and the remaining 75% vest in 36 equal monthly installments thereafter, subject to the named executive officer’s continuous service relationship with us through each applicable vesting date. Notwithstanding the foregoing, the shares are subject to certain acceleration of vesting provisions upon the occurrence of certain events or termination of the named executive officer’s service relationship, provided that the named executive officer is in “good standing” (as defined in the applicable restricted stock award agreement) at the time of such event and subject to the named executive officer’s continued service to the Company through such event or termination: (i) acceleration of vesting of 25% of the shares subject to the award upon the named executive officer’s death; (ii) acceleration of vesting of 12.5% of the shares subject to the award upon a termination of employment by the Company; and (iii) acceleration of vesting of 100% of the then unvested shares upon a termination in connection with or after a “sale event” (as defined in the applicable restricted stock award agreement).

(4)
1/48th of the shares vest and become exercisable on each monthly anniversary of the vesting commencement date while the named executive officer is providing continuous service to the Company through each vesting date. Notwithstanding the foregoing, in the event of a “change in control” (as defined in our 2015 Plan) (i) pursuant to which the award is assumed or continued by the surviving or acquiring corporation in such change in control, as determined by our board of directors, and (ii) we terminate the named executive officer’s continuous service without “cause” (as defined in our 2015 Plan) or the named executive officer terminates his employment for “good reason” (as defined in the applicable stock option award agreement), in either case within twelve (12) months following such change in control and subject to the named executive officer’s execution and non-revocation of a release of claims in the form prescribed by us within sixty (60) days after the date of such termination, the award shall be 100% vested upon the date of such termination of employment.

Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Equity Compensation Plan Information
The following table provides information as of December 31, 2020 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2020 Stock Option and Incentive Plan, our 2015 Equity Incentive Plan and our 2020 Employee Stock Purchase Plan.
Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in The First Column)
Equity compensation plans approved by security holders(1)	2,996,510	$8.17	4,351,026(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,996,510	$8.17	4,351,026
(1)	As of March 31, 2021, there were 2,642,923 shares available for grant under the 2020 Plan, no shares available for grant under the 2015 Plan, and 640,234 shares available for grant under the ESPP.
(2)	Excludes 1,777,639 additional shares of common stock that may be issued under the 2020 Plan pursuant to an automatic annual increase effective on January 1, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections entitled “Management,” “Executive Compensation” and “Director Compensation,” the following is a description of each transaction since January 1, 2019 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Private Placements of Securities
Series C redeemable convertible preferred stock financing
From December 2019 through February 2020, we sold an aggregate of 54,888,058 shares of our Series C redeemable convertible preferred stock at a purchase price of $1.83 per share, for an aggregate purchase price of approximately $100.4 million.
The following table summarizes the Series C redeemable convertible preferred stock purchased by our executive officers, members of our board of directors or their affiliates and holders of more than 5% of our outstanding capital stock.
Name of stockholder	Shares of Series C redeemable convertible preferred stock	Total purchase price
Novartis Institutes for BioMedical Research, Inc.(1)	10,928,962	$20,000,000
Entities affiliated with Cowen Healthcare Investments(2)	2,732,240	$5,000,000
Entities affiliated with Eventide Asset Management LLC(3)	5,464,480	$10,000,000
Redmile Biopharma Investments II, L.P.(4)	13,661,202	$25,000,000
Keith Cummings	27,322	$50,000
The Sloger Hull Family Trust(5)	27,322	$50,000
Barbara Howes	27,322	$50,000
(1)	Consists of 10,928,962 shares of Series C redeemable convertible preferred stock held by Novartis.
(2)
Consists of (a) 2,548,025 shares of Series C redeemable convertible preferred stock held by Cowen Healthcare Investments II LP, or Cowen II and (b) 184,215 shares of Series C redeemable convertible preferred stock held by CHI EF II LP, or CHI EF II. Cowen Healthcare Investments II GP LLC is the sole general partner of Cowen II and CHI EF II.

(3)
Consists of (a) 3,825,136 shares of Series C redeemable convertible preferred stock held by Mutual Fund Series Trust, on behalf of Eventide Gilead Fund, and (b) 1,639,344 shares of Series C redeemable convertible preferred stock held by Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund. Eventide Gilead Fund and Eventide Healthcare & Life Sciences Fund are registered investment companies for which Eventide Asset Management, LLC acts as investment advisor. Eventide Asset Management, LLC has voting and investment power with respect to the shares.

(4)
Consists of 13,661,202 shares of Series C redeemable convertible preferred stock held by Redmile Biopharma Investments II, L.P. Redmile Group, LLC is the investment manager of Redmile Biopharma Investments II, L.P. and may be deemed to beneficially own the securities held by the Redmile Biopharma Investments II, L.P. Jeremy C. Green serves as the managing member of Redmile Group, LLC and as such shares voting and dispositive power over the shares held by Redmile Biopharma Investments II, L.P. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any.

(5)	Consists of 27,322 shares of Series C redeemable convertible preferred stock held by The Sloger Hull Family Trust, of which Hans Hull and his spouse are the trustees.
Novartis Agreement
On October 17, 2019, we entered into the Novartis Agreement with Novartis covering the development and commercialization of our preclinical product candidate, PLN-1474 and up to three additional targets. Upon execution of the Novartis Agreement, we also entered into a financing side letter with Novartis, whereby Novartis committed to provide up to $30.0 million in equity financing, of which $20.0 million was through the purchase of our Series C redeemable convertible preferred stock and the remaining $10.0 million was provided for in the private placement transaction that was consummated concurrently with our initial public offering in June 2020.
Concurrent Private Placement with Novartis
Novartis purchased $10.0 million in shares of our common stock in our initial public offering, in a private placement that closed concurrently with the IPO. The sale of such shares to Novartis were not registered under the Securities Act of 1933, as amended.
Agreements with Stockholders
Investors’ rights agreement
In December 2019, we entered into an Amended and Restated Investors’ Rights Agreement, which we refer to as our investors’ rights agreement, with certain holders of our outstanding redeemable convertible preferred stock, including entities with which certain of our directors are affiliated, pursuant to which certain of our investors prior to our initial public offering were afforded registration rights with respect to their shares of our common stock.
Other shareholder agreements
In December 2019, we entered into an Amended and Restated Right of First Refusal and Co-Sale Agreement and an Amended and Restated Voting Agreement that, among other things, imposed restrictions on certain shareholders with respect to transfers of our capital stock and governed voting by certain of our shareholders. Upon the completion of our initial public offering, such agreements expired pursuant to their terms.
Consulting or research agreements with related parties
Certain employees of Third Rock Ventures, one of our stockholders, provide consulting services to us. Consulting service expenses of $36,000 were recorded for the year ended December 31, 2019. The consulting fees were paid in consideration for certain ordinary course business operations and management consulting services provided to us from time to time by individuals related to Third Rock Ventures. There is no written agreement for the services provided to us by Third Rock Ventures.
Indemnification Agreements
In connection with our initial public offering, we entered into new agreements to indemnify our directors, executive officers, and other officers as determined from time to time by our board of directors or our compensation committee. These agreements and our amended and restated bylaws, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in certain actions or proceeding, including any action, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law. We are also required by these agreements to indemnify these individuals for certain expenses (including attorney’s fees) in certain action or proceeding by or in our right.
Policies for Approval of Related Party Transactions
Our board of directors has adopted and approved a Related Person Transaction Policy. The policy sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is any transaction in which the we are a participant and a related person has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director, director nominee, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members.
Under the policy, we will provide our audit committee with all material information regarding such related person transaction. Our audit committee will review the material facts of all related person transactions, taking into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. To facilitate identification of related person transactions, we will compile a list of all related persons and related person affiliates, and updated the list at least annually, based on questionnaires completed by our directors and officers. Each of our directors, officers and director nominees shall also be responsible for promptly notifying us of any change in the identity of relevant related party affiliates.
In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:
•	the risks, costs, and benefits to us;
•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director, or an entity with which a director is affiliated;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify, or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion. All of the transactions described above were entered into prior to the adoption of the written policy, but all were approved by our board of directors considering similar factors to those described above.

PRINCIPAL STOCKHOLDERS
The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 1, 2021 by:
•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of our capital stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, a person is deemed to be a beneficial owner of our common stock if that person has a right to acquire ownership within 60 days by the exercise of options. A person is also deemed to be a beneficial owner of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.
Percentage of beneficial ownership in the table below is based on 35,844,722 shares of common stock deemed to be outstanding as of April 1, 2021. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the address of each individual listed below is c/o Pliant Therapeutics, Inc., 260 Littlefield Avenue, South San Francisco, California 94080.
Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or Greater Stockholders:
Entities affiliated with Third Rock Ventures(1)	7,972,027	22.2%
FMR LLC(2)	5,322,156	14.8%
Redmile Group, LLC(3)	3,388,376	9.4%
Eventide Asset Management LLC(4)	2,838,125	7.9%
CHI Advisors LLC(5)	2,354,799	6.6%
Novartis Institutes for BioMedical Research, Inc.(6)	2,153,526	6.0%

Named Executive Officers and Directors:
Bernard Coulie, M.D., Ph.D.(7)	819,651	2.3%
Hans Hull, J.D.(8)	228,942	*
Éric Lefebvre, M.D.(9)	209,213	*
Hoyoung Huh, M.D., Ph.D.(10)	239,619	*
Suzanne Bruhn, Ph.D.(11)	45,270	*
Gayle Crowell(12)	9,443	*
John Curnutte, M.D., Ph.D.(13)	40,670	*
Neil Exter, MBA(14)	8,857	*
Charles Homcy, M.D.(15)	87,182	*
David Pyott, MA, MBA(16)	2,952	*
Smital Shah(17)	21,037	*
All executive officers and directors as a group (14 persons)(18)	1,916,165	5.3%
*	Represents beneficial ownership of less than one percent.

(1)
Consists of (a) 5,839,160 shares of common stock held by Third Rock Ventures III, L.P. , or TRV III, and (b) 2,132,867 shares of common stock held by Third Rock Ventures IV, L.P., or TRV IV. The sole general partner of TRV III is Third Rock Ventures GP III, L.P., or TRV GP III. The sole general partner of TRV GP III is TRV GP III, LLC, or TRV GP III LLC. Mark Levin, Kevin Starr and Robert Tepper, M.D. are the managing members of TRV GP III LLC who collectively make voting and investment decisions with respect to shares held by TRV III. The sole general partner of TRV IV is Third Rock Ventures GP IV, L.P., or TRV GP IV. The sole general partner of TRV GP IV is TRV GP IV, LLC, or TRV GP IV LLC. Four individuals comprise the managing members of TRV GP IV LLC who collectively make voting and investment decisions with respect to shares held by TRV IV. The address for TRV III and TRV IV is 29 Newbury Street, Suite 401, Boston, Massachusetts 02116.

(2)
Based solely on the Schedule 13G/A filed with the SEC on February 8, 2021 by FMR LLC and Abigail P. Johnson. FMR LLC reported sole voting power over 718,667 shares of common stock, and FMR LLC and Ms. Johnson each reported sole dispositive power over 5,322,156 shares of common stock. FIAM LLC, Fidelity Institutional Asset Management Trust Company, and Fidelity Management & Research Company LLC, or FMR Co. LLC, beneficially own shares reported in this filing. FMR Co. LLC beneficially owns five percent or greater of the outstanding shares of the security class reported in this filing. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by FMR Co. LLC, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. This information reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies, collectively referred to as the FMR Reporters. This information does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998). The address of the entities and individuals listed above is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based solely on the Schedule 13G/A filed with the SEC on February 16, 2021 by Redmile Group, LLC, Redmile Biopharma Investments II, L.P. and Jeremy C. Green. Redmile Biopharma Investments II, L.P. reported shared voting and dispositive power with respect to 1,910,657 shares of common stock. Redmile Group, LLC and Jeremy C. Green, reported shared voting and dispositive power with respect to 3,388,376 shares of common stock. The shares of common stock are owned by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC, which shares of common stock may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and/or separately managed accounts. The reported securities may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address for Redmile Biopharma Investments II, L.P., Redmile Group LLC and Mr. Green is One Letterman Drive, Building D, Suite D3-300, San Francisco, California 94129.

(4)
Based solely on the Schedule 13G filed with the SEC on February 12, 2021 by Eventide Asset Management, LLC, which reported sole voting and dispositive power for 2,838,125 shares of common stock. The principal business address of Eventide Asset Management, LLC is One International Place, Suite 4210, Boston, Massachusetts 02110.

(5)
Based solely on the Schedule 13G filed with the SEC on March 2, 2021 by CHI Advisors LLC, which reported sole voting and dispositive power for 2,354,799 shares of common stock. The address for CHI Advisors LLC is 599 Lexington Avenue, 19th Floor, New York, New York 10022.

(6)
Based solely on the Schedule 13G filed with the SEC on June 15, 2020 by Novartis Institutes for BioMedical Research, Inc., or Novartis, and Novartis AG. Consists of 2,153,526 shares of common stock held by Novartis. Novartis is an indirect wholly-owned subsidiary of Novartis AG. The address for Novartis is 250 Massachusetts Avenue, Cambridge, Massachusetts 02139. The address of the principal business office of Novartis AG is Lichtstrasse 35, 4056 Basel, Switzerland.

(7)
Consists of (a) 460,317 shares of common stock held by Coulie/Leyman Family Trust, of which 13,113 shares are subject to repurchase by us at the original purchase price as of April 1, 2021, (b) 48,840 shares of common stock held by Dr. Coulie and (c) 310,494 shares of common stock underlying options held by Dr. Coulie exercisable within 60 days of April 1, 2021.

(8)
Consists of (a) 3,821 shares of common stock held by The Sloger Hull Family Trust, of which Mr. Hull and his spouse are the trustees, (c) 120,746 shares of common stock held by Mr. Hull, of which 2,186 shares are subject to repurchase by us at the original purchase price as of April 1, 2021 (d) 27,970 shares held in irrevocable trusts for the benefit of Mr. Hull’s children for which Mr. Hull and his spouse serve as trustees and (e) 76,405 shares of common stock underlying options held by Mr. Hull exercisable within 60 days of April 1, 2021.

(9)	Consists of (a) 149,580 shares of common stock held by Dr. Lefebvre and (b) 59,633 shares of common stock underlying options held by Dr. Lefebvre exercisable within 60 days of April 1, 2021.
(10)
Consists of (a) 239,619 shares of common stock held by pH Pharma, of which 11,684 shares are subject to repurchase by us at the original purchase price as of April 1, 2021. Dr. Huh has a majority ownership in pH Pharma and also has voting power over the shares. Dr. Huh disclaims beneficial ownership of the shares held by pH Pharma, except to the extent of his proportionate pecuniary interest therein. The address for pH Pharma is 9th Fl., The-K Twin Towers, Tower A 50 Jongro 1-gil, Jongno-gu, Seoul 03142, Korea.

(11)	Consists of (a) 35,081 shares of common stock held by Dr. Bruhn and (b) 10,189 shares of common stock underlying options held by Dr. Bruhn exercisable within 60 days of April 1, 2021.
(12)	Consists of 9,443 shares of common stock underlying options held by Ms. Crowell exercisable within 60 days of April 1, 2021.
(13)
Consists of (a) 29,278 shares of common stock held by Dr. Curnutte, of which 1,574 shares are subject to repurchase by us at the original purchase price as of April 1, 2021 and (b) 11,392 shares of common stock underlying options held by Dr. Curnutte exercisable within 60 days of April 1, 2021.

(14)
Consists of 8,857 shares of common stock underlying options held by Mr. Exter, exercisable within 60 days of April 1, 2021. Mr. Exter is a partner of Third Rock Ventures. Mr. Exter does not have voting or investment power over any of the shares directly held by TRV III and TRV IV referenced in footnote (1) above.

(15)
Consists of (a) 73,378 shares of common stock held by Dr. Homcy and (b) 13,804 shares of common stock underlying options held by Dr. Homcy exercisable within 60 days of April 1, 2021. Dr. Homcy was a partner of Third Rock Ventures until October 2019 and now serves in an advisory capacity. Dr. Homcy does not have voting or investment power over any of the shares directly held by TRV III and TRV IV referenced in footnote (1) above.

(16)	Consists of 2,952 shares of common stock underlying options held by Mr. Pyott exercisable within 60 days of April 1, 2021
(17)	Consists of 21,037 shares of common stock underlying options held by Ms. Shah exercisable within 60 days of April 1, 2021.
(18)	See footnotes 7 through 17 above; also includes Keith Cummings, Barbara Howes and Mike Ouimette, who are executive officers but not named executive officers.

REPORT OF THE AUDIT COMMITTEE
The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company. In addition, the Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”) the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB. The Audit Committee has received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte the independence of Deloitte from the Company and its management. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2020.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Smital Shah (chairperson)
Suzanne Bruhn, Ph.D.
Gayle Crowell
HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Pliant Therapeutics, Inc., 260 Littlefield Avenue, South San Francisco, CA 94080, Attention: Corporate Secretary, telephone: (650) 481-6770. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 31, 2021. However, if the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Pliant Therapeutics, Inc., 260 Littlefield Avenue, South San Francisco, CA 94080, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public announcement of the date of such meeting is first made. For stockholder proposals to be brought before the 2022 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than March 1, 2022 and no later than March 31, 2022. Stockholder proposals and the required notice should be addressed to Pliant Therapeutics, Inc., 260 Littlefield Avenue, South San Francisco, CA 94080, Attention: Corporate Secretary.
OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PLRX2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D52044-P55936

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLIANT THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Withhold
1a.	Hoyoung Huh, M.D., Ph.D.	☐	☐
1b.	Neil Exter	☐	☐
1c.	David Pyott	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D52045-P55936

PLIANT THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 29, 2021 8:30 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of PLIANT THERAPEUTICS, INC. hereby appoint(s) Mike Ouimette, Bernard Coulie, M.D., Ph.D. and Keith Cummings, M.D., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PLIANT THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. Pacific Time on June 29, 2021, virtually at www.virtualshareholdermeeting.com/PLRX2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side